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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT - SEPTEMBER 11, 2002

                        YOUTHSTREAM MEDIA NETWORKS, INC.
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             (Exact name of registrant as specified in its charter)


             Delaware                                            0-27556
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 (State or other jurisdiction of                          Commission file number
 Incorporation or organization)

           13-4082185
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(IRS Employer Identification No.)


                  28 West 23rd Street, New York, New York 10010
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               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (212) 622-7300

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YOUTHSTREAM MEDIA NETWORKS, INC.
FORM 8-K

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TABLE OF CONTENTS


                                                                            Page

Item 5. Other Events

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ITEM 5. OTHER EVENTS.

YouthStream Media Networks, Inc. (the "Company") currently has outstanding $12,000,000 of Subordinated Notes due June 30, 2005, which bear interest at 11% per annum (the "YSTM Notes"). Interest on the YSTM Notes is payable December 30 and June 30 of each year until maturity. In July 2002, the Company obtained an agreement with the holder of $11,500,000 of the YSTM Notes whereby the installment of interest in the amount of approximately $633,000 due by the Company to this noteholder on June 30, 2002 was deferred until August 31, 2002. The Company paid the $27,500 interest payment due to the holder of $500,000 of the YSTM Notes. On August 31, 2002, the Company failed to make the deferred interest payment.

According to the terms of the YSTM Notes, the Company's failure to pay the deferred interest on the YSTM Notes when it became due and payable, after a period of five business days, constitutes an "Event of Default." If an Event of Default occurs and is continuing, the holders of at least a majority in aggregate principal amount of the outstanding YSTM Notes may, upon notice to the Company ("Notice"), declare the unpaid principal of and any accrued interest on all of the YSTM Notes to be immediately due and payable. On September 9, 2002, the Company received such Notice.

The Company also has outstanding $1,000,000 of Subordinated Notes due July 31, 2005, which bear interest at 11% per annum (the "YSTM 2 Notes"). Interest on the YSTM 2 Notes is payable December 30 and June 30 of each year until maturity. In July 2002, the Company obtained an agreement with the holder of the YSTM 2 Notes whereby the installment of interest in the amount of approximately $55,000 due by the Company to this noteholder on June 30, 2002 was deferred until August 31, 2002. On August 31, 2002, the Company failed to make the deferred interest payment.

According to the terms of the YSTM 2 Notes, the Company's failure to pay interest on any of the YSTM 2 Notes when the interest becomes due and payable, after a period of five business days, constitutes an "Event of Default." If an Event of Default occurs and


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is continuing, the holders of at least a majority in aggregate principal amount of the YSTM 2 Notes may, upon notice to the Company, declare the unpaid principal of and any accrued interest on all of the YSTM 2 Notes to be immediately due and payable. The Company has not, to date, received any notice declaring the YSTM 2 Notes immediately due and payable; however, no assurance can be given that such notice will not be issued by the noteholder.

Network Event Theater, Inc. ("NET"), a wholly-owned subsidiary of the Company, currently has outstanding $5,000,000 of Subordinated Notes due July 8, 2003, which bear interest at 11% per annum (the "NET Notes"). Interest on the NET Notes is payable July 8 and January 8 of each year until maturity.

In July 2002, NET obtained agreements with eight of the holders of the NET Notes whereby interest payments in the aggregate amount of approximately $275,000 due by NET to these noteholders on July 8, 2002 was deferred until September 8, 2002. NET paid the interest payment due to one holder of the NET Notes. On September 8, 2002, NET failed to make the deferred interest payments.

According to the terms of the NET Notes, NET's failure to pay interest on any of the NET Notes when the interest becomes due and payable, after a period of five business days, will constitute an "Event of Default." If an Event of Default occurs and is continuing, the holders of at least a majority in aggregate principal amount of the NET Notes may, upon notice to NET, declare the unpaid principal of and any accrued interest on all of the NET Notes to be immediately due and payable. The Company has not, to date, received any notice declaring the NET Notes immediately due and payable; however, no assurance can be given that such notice will not be issued by the noteholders.

NET also failed to make payments of approximately $65,000 due on August 1, 2002 and $65,000 due on September 1, 2002, in connection with a note issued by NET to a finance company in March 2000 in the aggregate principal amount of $1,971,000 (the "NET Note"). The NET Note bears interest at the rate of 11.95% per annum and is secured by certain equipment owned by NET.

On September 6, 2002, NET received notice from the finance company holding the NET Note stating that the entire outstanding indebtedness under the NET Note is due and payable pursuant to the terms of the NET Note. The current principal balance on the NET Note is approximately $500,000.

Although YouthStream and certain of its subsidiaries, including NET, recently received proceeds generated by the sale of the companies' media assets, the Company and NET have failed to make payments due under the YSTM Notes, the YSTM 2 Notes, the NET Notes, and the NET Note because management believes these companies may not have sufficient assets to repay their debts and discharge other liabilities in full as they currently exist.


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Management is in the process of developing plans, with assistance from outside consultants including the Company's accountants and legal advisors, to seek to make arrangements with creditors with respect to the restructuring of the debt and other liabilities of the Company and its subsidiaries. There can be no assurance that the Company will succeed in effecting a restructuring that will enable it or its subsidiaries to avoid the necessity of seeking bankruptcy protection.

Management of the Company is also exploring strategic alternatives that may be pursued with respect to its remaining operating subsidiary, Beyond the Wall, Inc. ("BTW"), in light of weaker than expected store performance in its nationwide retail store chain and certain on-campus sales, the impact of the Company's liquidity situation on BTW, and other factors.